Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Lucas, Paul R. Zeller and John P. Breedlove, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-3, and any and all amendments (including post-effective amendments) thereto, relating to registration for resale of the shares issued in connection with the acquisition of Nexsan Corporation, a Delaware corporation, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 20th day of December, 2012, by the following persons:

Signature	Title

/s/ Mark E. Lucas	President, Chief Executive Officer and Director (principal executive officer)
Mark E. Lucas
/s/ Paul R. Zeller	Senior Vice President and Chief Financial Officer (principal financial officer)
Paul R. Zeller
/s/ Scott J. Robinson	Vice President, Corporate Controller and Chief Accounting Officer (principal accounting officer)
Scott J. Robinson

/s/ David P. Berg	Director
David P. Berg

/s/ Theodore Bunting, Jr	Director
Theodore Bunting, Jr

/s/ Charles A. Haggerty	Director
Charles A. Haggerty

/s/ William LaPerch	Director
William LaPerch

/s/ L. White Matthews, III	Director
L. White Matthews, III

/s/ Trudy A. Rautio	Director
Trudy A. Rautio

/s/ David B. Stevens	Director
David B. Stevens

/s/ Daryl J. White	Director
Daryl J. White